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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): FEBRUARY 17, 1999


                           DAYTON SUPERIOR CORPORATION
             (Exact name of registrant as specified in its charter)

     OHIO                          1-11781                       31-0676346
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

7777 WASHINGTON VILLAGE DR., SUITE 130, DAYTON, OHIO                    45459
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  (937) 428-7172

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Item 1.   Changes in Control of Registrant

         Dayton Superior Corporation (the "Company") has two authorized classes of common shares ("Common Shares"): the Class A Common Shares, which have one vote per share, and the Class B Common Shares, which have 10 votes per share and may be converted, or will convert, into Class A Common Shares on a share-for-share basis under certain circumstances. Ripplewood Holdings L.L.C. ("Ripplewood") held 757,569 Class B Common Shares, which represented approximately 12.7% of the outstanding Common Shares and approximately 59.3% of the combined voting power of the outstanding Common Shares. On February 17, 1999, Ripplewood informed the Company that it was converting all of the Class B Common Shares held by it into an equal number of Class A Common Shares and had sold those Class A Common Shares pursuant to the Company's shelf registration statement (Registration No. 333-37875). As a result of the conversion, no Class B Common Shares will remain outstanding.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DAYTON SUPERIOR CORPORATION


February 17, 1999                      By: /s/ John A. Ciccarelli
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                                           John A. Ciccarelli
                                           President and Chief Executive Officer


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